Exhibit 99.1

Barracuda Reports Second Quarter Fiscal 2016 Results

•	Total revenue grew 14% year-over-year to $78.4 million

•	Q2 non-GAAP earnings per share of $0.10

•	Adjusted free cash flow increased 54% year-over-year to $21.1 million

•	Signed Definitive Agreement to Acquire Intronis, Inc.

CAMPBELL, Calif., September 29, 2015 – Barracuda Networks, Inc. (NYSE: CUDA), a leading provider of cloud-connected security and storage solutions, today announced results for its second quarter of fiscal 2016, which ended August 31, 2015.

Billings & Revenue: For the second quarter of fiscal 2016, gross billings grew to $98.4 million, up from $89.0 million in the second quarter of fiscal 2015. Total revenue increased 14% to $78.4 million, up from $68.7 million in the second quarter of fiscal 2015. Appliance revenue in the second quarter of fiscal 2016 grew to $22.3 million, up from $20.7 million in the second quarter of fiscal 2015, and recurring subscription revenue grew to $56.1 million in the second quarter of fiscal 2016, up from $48.0 million in the second quarter of fiscal 2015, representing 72% of total revenue.

Net Income: GAAP net loss in the second quarter of fiscal 2016 was $2.2 million, or $0.04 loss per share, based on a basic share count of 53.3 million. Non-GAAP net income for the second quarter of fiscal 2016 was $5.6 million, or $0.10 per share, based on a diluted share count of 54.9 million. Non-GAAP net income excludes $7.2 million in stock-based compensation expense, $0.6 million in acquisition and other non-recurring charges, $0.6 million in amortization of intangibles, $0.4 million in income tax benefits of non-GAAP exclusions, and $0.2 million in other income. The reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We now have more than 261,000 active subscribers and this quarter’s dollar-based renewal rates were 95.1%. In the second quarter, gross billings grew to $98.4 million, up 4% sequentially and up 14% year-over-year in constant currency. The currency environment and longer sales cycles which we experienced in EMEA in Q2 impacted our gross billing performance this quarter. Our storage category billings grew in the mid-twenty percent range year-over-year on a constant currency basis in Q2. However, we do see some evidence that growth in the overall storage market has slowed and that customer requirements are evolving, and we are adjusting our approach accordingly,” said BJ Jenkins, President and CEO.

“Further, we are excited about our pending acquisition of Intronis because it will significantly expand our presence with managed service providers, and enables Barracuda to reach more of the market, by offering storage and security solutions the way customers want to consume them.”

“During the quarter, we achieved 14% year-over-year growth in revenue and delivered better than expected bottom-line results by executing on our business model,” said David Faugno, CFO. “In the quarter, non-GAAP operating income grew 22% year-over-year to $8.1 million, representing 10.3% of total revenue.”

Recent Company Highlights

•	Signed Definitive Agreement to Acquire Intronis, Inc.: The Intronis ECHOplatform currently enables nearly 2,000 managed service providers (MSPs) which today serve more than 36,000 end customers in the small business and mid-market segment. Intronis’ focus on the MSP experience and award-winning infrastructure will expand Barracuda’s channel reach in the fast-growing MSP partner segment. There are, according to Gartner[1], significant opportunities for MSPs to support their clients’ cloud migration plans and their IT service deployment, management and security needs. For additional information please refer to http://cuda.co/intronispr.

•	Enhanced Public Cloud Integration: Extended relationship with Microsoft Azure by integrating the Barracuda Web Application Firewall into the Azure App service, allowing customers to easily augment security for applications developed on any platform through the Azure App Service.

•	Enhanced Products and Services: Introduced Barracuda Backup Virtual Appliance, a software solution that can be deployed in virtual environments to leverage existing compute and storage infrastructures while optimizing local storage and bandwidth requirements with deduplication and compression; launched CudaDrive, a flexible and secure cloud service with virtual and user data protection that enables businesses to securely store, share, and access files stored in the Barracuda cloud from anywhere.

Conference Call Information

Barracuda will host a conference call and corresponding live webcast at 1:30 p.m. PT today. To access the conference call, dial 1-855-560-2573 for the U.S. or 1-412-542-4159 for international callers. The webcast will be available live on the investor relations section of the company’s website at https://investors.barracuda.com, and via replay beginning approximately two hours after the completion of the call for a period of one year. An audio replay of the call will be available to investors beginning at approximately 5:00 p.m. PT today through October 6, 2015 by dialing 1-877-344-7529 in the U.S. or 1-412-317-0088 for international callers, and entering conference ID 10072086. Additional information can be found in an accompanying supplemental investor slide presentation located at https://investors.barracuda.com.

Forward-Looking Statements

This announcement contains forward-looking statements related to future product performance, changes in the growth rate of overall storage market, changes in customer requirements, the closing and potential benefits of the acquisition of Intronis, and potential results from new initiatives that involve risks and uncertainties, including statements regarding the company’s expectations regarding financial performance and the potential impact of our new and updated products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for the company’s products and services; a highly competitive business environment for network security and storage solutions; the company’s effectiveness in controlling expenses; the effects of significant developments in IT infrastructure deployments, particularly cloud computing; the impact of foreign currency fluctuations; the possibility that the company might experience delays in the development of new technology and products; risks related to the Intronis acquisition and other potential future acquisitions; customer response to its new technology and products; risks related to pending or future litigation and regulatory matters; and a dependency on third parties for certain components of the company’s products. The company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

Barracuda provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income, non-GAAP operating income, adjusted EBITDA and adjusted free cash flow. In preparing our non-GAAP information, we have excluded certain amounts as set forth in the attached financial tables and footnotes. We believe that excluding these items provides both management and investors with additional insight into our current operations and the trends affecting the company. In particular, management finds it useful to exclude these items in order to more readily correlate the company’s operating activities with the company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which exclude certain amounts as set forth in the attached financial tables and footnotes for these periods. These measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the company’s ongoing performance as a business. Barracuda uses both GAAP and non-GAAP measures to evaluate and manage its operations.

About Barracuda Networks Inc. (NYSE: CUDA)

Barracuda provides cloud-connected security and storage solutions that simplify IT. These powerful, easy-to-use and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, and cloud and hybrid deployments. Barracuda’s customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data security. For additional information, please visit http://www.barracuda.com.

Barracuda Networks, Barracuda and the Barracuda Networks logo are registered trademarks or trademarks of Barracuda Networks, Inc. in the US and other countries.

Contacts:

Investor Relations: Adam Carson; +1-408-342-5480; ir@barracuda.com Corporate Communications: Mary Catherine Petermann; +1 404-307-6290; mc@barracuda.com

Barracuda Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	August 31, 2015	February 28, 2015
Assets
Current assets:
Cash and cash equivalents	$173,683	$151,373
Marketable securities	44,066	40,754
Accounts receivable, net of allowance for doubtful accounts	43,026	40,725
Inventories, net	5,579	4,454
Deferred costs	31,926	30,221
Deferred income taxes	152	479
Other current assets	12,494	12,260

Total current assets	310,926	280,266

Property and equipment, net	27,787	27,839
Deferred costs, non-current	28,288	27,715
Deferred income taxes, non-current	384	443
Other non-current assets	5,128	4,123
Intangible assets, net	8,748	9,217
Goodwill	40,063	39,742

Total assets	$421,324	$389,345

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$18,530	$16,356
Accrued payroll and related benefits	11,424	11,656
Other accrued liabilities	13,003	12,465
Deferred revenue	225,387	209,904
Deferred income taxes	362	563
Note payable	259	252

Total current liabilities	268,965	251,196

Long-term liabilities:
Deferred revenue, non-current	164,519	163,253
Deferred income taxes, non-current	2,250	2,396
Note payable, non-current	4,251	4,383
Other long-term liabilities	7,769	7,201

Stockholders’ deficit:
Common stock	53	53
Additional paid-in capital	333,316	316,035
Accumulated other comprehensive loss	(2,789)	(4,233)
Accumulated deficit	(357,010)	(350,939)

Total stockholders’ deficit	(26,430)	(39,084)

Total liabilities and stockholders’ deficit	$421,324	$389,345

Barracuda Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share information)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2015	2014	2015	2014
Revenue:
Appliance	$22,288	$20,676	$45,970	$41,512
Subscription	56,083	47,976	110,375	93,349

Total revenue	78,371	68,652	156,345	134,861
Cost of revenue	15,935	14,044	31,901	28,450

Gross profit	62,436	54,608	124,444	106,411

Operating expenses:
Research and development	17,502	13,826	35,502	26,778
Sales and marketing	34,470	31,031	68,602	60,510
General and administrative	10,770	8,624	21,468	17,188

Total operating expenses	62,742	53,481	125,572	104,476

Income (loss) from operations	(306)	1,127	(1,128)	1,935

Other income (expense), net	97	(681)	(471)	(738)

Income (loss) before income taxes	(209)	446	(1,599)	1,197
Benefit from (provision for) income taxes	(2,030)	292	(4,472)	(308)

Net income (loss)	$(2,239)	$738	$(6,071)	$889

Net income (loss) per share:
Basic	$(0.04)	$0.01	$(0.11)	$0.02

Diluted	$(0.04)	$0.01	$(0.11)	$0.02

Weighted-average shares used to compute net income (loss) per share:
Basic	53,270	51,667	53,133	51,412

Diluted	53,270	53,743	53,133	53,675

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2015	2014	2015	2014
GAAP cost of revenue	$15,935	$14,044	$31,901	$28,450
Amortization of intangible assets (1)	424	673	828	1,346
Depreciation expense (2)	1,100	756	2,132	1,428
Stock-based compensation expense (3)	255	73	466	125

Non-GAAP cost of revenue	$14,156	$12,542	$28,475	$25,551

GAAP sales and marketing expense	$34,470	$31,031	$68,602	$60,510
Amortization of intangible assets (1)	189	438	363	741
Depreciation expense (2)	43	38	69	77
Stock-based compensation expense (3)	1,639	821	3,189	1,403
Acquisition and other non-recurring charges (4)	32	—	(293)	—

Non-GAAP sales and marketing expense	$32,567	$29,734	$65,274	$58,289

GAAP research and development expense	$17,502	$13,826	$35,502	$26,778
Depreciation expense (2)	160	156	329	307
Stock-based compensation expense (3)	2,000	902	3,835	1,650
Acquisition and other non-recurring charges (4)	585	383	1,690	755

Non-GAAP research and development expense	$14,757	$12,385	$29,648	$24,066

GAAP general and administrative expense	$10,770	$8,624	$21,468	$17,188
Depreciation expense (2)	379	274	748	523
Stock-based compensation expense (3)	3,272	1,940	6,220	3,640
Acquisition and other non-recurring charges (4)	10	257	303	274

Non-GAAP general and administrative expense	$7,109	$6,153	$14,197	$12,751

GAAP total expense	$78,677	$67,525	$157,473	$132,926
Amortization of intangible assets (1)	613	1,111	1,191	2,087
Depreciation expense (2)	1,682	1,224	3,278	2,335
Stock-based compensation expense (3)	7,166	3,736	13,710	6,818
Acquisition and other non-recurring charges (4)	627	640	1,700	1,029

Non-GAAP total expense	$68,589	$60,814	$137,594	$120,657

Depreciation expense (2)	1,682	1,224	3,278	2,335

Non-GAAP total expense including depreciation	$70,271	$62,038	$140,872	$122,992

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2015	2014	2015	2014
GAAP operating income (loss)	$(306)	$1,127	$(1,128)	$1,935
Amortization of intangible assets (1)	613	1,111	1,191	2,087
Stock-based compensation expense (3)	7,166	3,736	13,710	6,818
Acquisition and other non-recurring charges (4)	627	640	1,700	1,029

Non-GAAP operating income	$8,100	$6,614	$15,473	$11,869

GAAP net income (loss)	$(2,239)	$738	$(6,071)	$889
Amortization of intangible assets (1)	613	1,111	1,191	2,087
Stock-based compensation expense (3)	7,166	3,736	13,710	6,818
Acquisition and other non-recurring charges (4)	627	640	1,700	1,029
Income tax effect of non-GAAP exclusions (5)	(382)	(2,243)	(142)	(3,186)
Other expense (income) adjustments (6)	(156)	569	378	516

Non-GAAP net income	$5,629	$4,551	$10,766	$8,153

Non-GAAP diluted earnings per share (7)	$0.10	$0.08	$0.20	$0.15

Weighted-average shares used to compute diluted earnings per share	54,913	53,743	54,974	53,675

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets, as well as certain losses from disposal of such assets, that primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
(2)	Depreciation Expense. We provide non-GAAP information which excludes depreciation expense related to the amortization of property and equipment, as well as certain losses from disposal of such assets. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(3)	Stock-Based Compensation Expense. We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
(4)	Acquisition and Other Non-Recurring Charges. We exclude certain expense items resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these charges allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The charges include: (i) costs associated with an internal investigation of export control compliance and (ii) legal, valuation consulting and other expenses incurred in connection with acquisitions, the fair value remeasurements of contingent considerations, the payments made under the terms of certain acquisition agreements and other non-recurring expenses.
(5)	Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business. Excluded items include, but are not limited to: (i) amortization expense of intangible assets, (ii) stock-based compensation expense, (iii) acquisition and other non-recurring charges, and (iv) quarterly changes to the valuation allowance previously established.
(6)	Other Expense (Income) Adjustments. We provide non-GAAP information that excludes the effect of certain other income and losses. These adjustments most significantly consist of foreign currency remeasurement gains and losses. For all non-functional currency account balances, the remeasurement of such balances to the functional currency will result in either a foreign exchange gain or a loss which is recorded in other income (expense), net. We believe that eliminating these items from our non-GAAP measures is useful to investors, because foreign currency remeasurement adjustments can be inconsistent in amount and can vary from period to period.
(7)	Non-GAAP Diluted Earnings Per Share. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount is calculated based on our non-GAAP net income divided by the weighted-average diluted shares outstanding for the period.

Barracuda Networks, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2015	2014	2015	2014
GAAP net income (loss)	$(2,239)	$738	$(6,071)	$889
Deferred revenue, end of period	389,835	342,663	389,835	342,663
Less: Deferred revenue, beginning of period	(381,003)	(328,488)	(372,862)	(313,157)
Less: Deferred costs, end of period	(60,214)	(54,582)	(60,214)	(54,582)
Deferred costs, beginning of period	59,255	52,549	57,936	50,279
Other expense (income), net	(97)	681	471	738
Provision for (benefit from) income taxes	2,030	(292)	4,472	308
Acquisition and other non-recurring charges	627	640	1,700	1,029
Stock-based compensation expense	7,166	3,736	13,710	6,818
Amortization of intangible assets	613	1,111	1,191	2,087
Depreciation expense	1,682	1,224	3,278	2,335

Adjusted EBITDA (1)	$17,655	$19,980	$33,446	$39,407

Barracuda Networks, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(Unaudited)

(1)	Adjusted EBITDA. We define adjusted EBITDA as net income (loss) plus increases in deferred revenue and increases in the associated deferred costs, plus non-cash and non-operating charges which include: (i) other expense (income), net, (ii) provision for (benefit from) income taxes, (iii) acquisition and other non-recurring charges, (iv) stock-based compensation expense, (v) amortization of intangible assets, including certain losses on disposal of intangible assets, and (vi) depreciation expense, including certain losses on disposal of fixed assets. The deferred revenue balances for the periods presented exclude any remaining acquisition date deferred revenue amounts assumed in connection with our acquisition of C2C Systems Limited, which closed in the second quarter of fiscal 2015. We believe adjusted EBITDA provides an indication of profitability from our operations, and provides a consistent measure of our performance from period to period.

Barracuda Networks, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Adjusted Free Cash Flow

(in thousands)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2015	2014	2015	2014
GAAP cash flows from operating activities	$22,317	$15,475	$28,619	$20,882
Purchase of property and equipment	(1,567)	(2,186)	(3,443)	(3,775)
Acquisition and other non-recurring charges (1)	380	390	1,266	775

Adjusted free cash flow (2)	$21,130	$13,679	$26,442	$17,882

Barracuda Networks, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Adjusted Free Cash Flow

(in thousands)

(Unaudited)

(1)	Acquisition and Other Non-Recurring Charges. We exclude the cash flow impact resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these cash outflows allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The cash flows include: (i) payments associated with an internal investigation of export control compliance and (ii) payments related to legal, valuation consulting and other expenses incurred in connection with acquisitions, as well as the payments under the terms of certain acquisition agreements and other non-recurring expenses.
(2)	Adjusted Free Cash Flow. We define adjusted free cash flow as cash flows from operating activities less the purchases of property and equipment plus the cash flow effect of acquisition and other non-recurring charges. We believe that adjusting free cash flow to exclude these charges allows us to better compare results from period to period in order to assess the ongoing free cash flow of our business. We believe adjusted free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions, investments in the business and funding ongoing operations.

Barracuda Networks, Inc.

Reconciliation of GAAP Revenue to Gross Billings

(in thousands)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2015	2014	2015	2014
GAAP Revenue	$78,371	$68,652	$156,345	$134,861
Total deferred revenue, end of period	389,835	342,663	389,835	342,663
Less: total deferred revenue, beginning of period	(381,003)	(328,488)	(372,862)	(313,157)
Deferred revenue adjustments	11,242	6,208	19,401	12,268

Total change in deferred revenue and adjustments	20,074	20,383	36,374	41,774

Gross billings (1)(2)	$98,445	$89,035	$192,719	$176,635

Barracuda Networks, Inc.

Reconciliation of GAAP Revenue to Gross Billings

(in thousands)

(Unaudited)

(1)	Gross Billings. We define gross billings as total revenue plus the change in deferred revenue and other adjustments, which primarily consist of returns and reserves with respect to the 30-day right of return we provide to customers, as well as rebates for certain channel partner activities. The deferred revenue balances for the periods presented exclude any remaining acquisition date deferred revenue amounts assumed in connection with our acquisition of C2C Systems Limited, which closed in the second quarter of fiscal 2015. We believe that gross billings provide insight into the sales of our solutions and performance of our business.
(2)	In order to determine how our business performed exclusive of the effect of foreign currency fluctuations, we compare the percentage change in our gross billings from one period to another using a constant currency. To present this gross billings information, the current and comparative prior period results for entities that operate in other than U.S. dollars are converted into U.S. dollars at constant exchange rates. For example, the rates in effect at August 31, 2014, which was the last day of our prior fiscal year’s comparable quarter, were used to convert current and comparable prior period gross billings rather than the actual exchange rates in effect during the respective period.

Barracuda Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended August 31,		Six months ended August 31,
	2015	2014	2015	2014
Operating activities
Net income (loss)	$(2,239)	$738	$(6,071)	$889
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	2,295	2,335	4,469	4,422
Stock-based compensation expense	7,166	3,736	13,710	6,818
Excess tax benefits from equity compensation plans	(1,116)	(2,566)	(3,260)	(4,338)
Deferred income taxes	94	(2,944)	239	(6,198)
Other	333	19	670	31
Changes in operating assets and liabilities:
Accounts receivable, net	196	(3,433)	(2,143)	(8,527)
Inventories, net	(862)	(267)	(1,125)	463
Income taxes, net	1,730	2,049	4,019	3,073
Deferred costs	(905)	(2,130)	(2,284)	(4,412)
Other assets	(1,216)	(117)	(933)	(147)
Accounts payable	5,338	3,312	2,225	(1,267)
Accrued payroll and related benefits	2,359	(52)	2,298	(29)
Other liabilities	405	562	53	531
Deferred revenue	8,739	14,233	16,752	29,573

Net cash provided by operating activities	22,317	15,475	28,619	20,882

Investing activities
Proceeds from the sale of marketable securities	3,974	—	7,177	—
Proceeds from the maturity of marketable securities	1,641	—	4,667	—
Purchase of marketable securities	(5,747)	—	(14,240)	—
Purchase of property and equipment	(1,567)	(2,186)	(3,443)	(3,775)
Purchase of investments in non-marketable equity and debt securities	(350)	—	(350)	(600)
Business combinations, net of cash acquired	(749)	(4,791)	(749)	(4,791)

Net cash used in investing activities	(2,798)	(6,977)	(6,938)	(9,166)

Financing activities
Proceeds from issuance of common stock	1,052	4,906	4,300	7,246
Taxes paid related to net share settlement of equity awards	(1,850)	(1,215)	(4,026)	(2,340)
Employee loans extended, net of repayment	(2,208)	393	(2,484)	(70)
Excess tax benefits from equity compensation plans	1,116	2,566	3,260	4,338
Repayment of note payable	(62)	(58)	(125)	(118)
Other	(25)	—	(181)	—

Net cash provided by financing activities	(1,977)	6,592	744	9,056
Effect of exchange rate changes on cash and cash equivalents	79	(89)	(115)	(92)

Net increase in cash and cash equivalents	17,621	15,001	22,310	20,680
Cash and cash equivalents at beginning of period	156,062	141,558	151,373	135,879

Cash and cash equivalents at end of period	$173,683	$156,559	$173,683	$156,559

Footnote:

1) Forecast Overview: Public Cloud Services, Worldwide, 2011-2016, 4Q12 Update Published: 8 February 2013